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                                                                   Exhibit 10.27

OFFICE LEASE
Between
IDT CORPORATION, Tenant
And
520 Broad Street Associates, L.L.C., Landlord
Date: November 24 , 1999



ARTICLE 1: BASIC LEASE INFORMATION

1.1 Basic Lease Information. In addition to the terms that are defined elsewhere in this Lease, these terms are used in this Lease:

(a)  LEASE DATE: November 24, 1999

(b)  LANDLORD: 520 Broad Street Associates, L.L.C.

(c)  LANDLORD'S ADDRESS:
26 Columbia Turnpike
Florham Park, New Jersey 07932
Phone:  (973) 822-0050
Fax:  (973) 822-8481

(d)  TENANT: IDT Corporation

(e) TENANT'S ADDRESS: The Premises as defined in this Lease with a copy at the same time to:
190 Main Street
Hackensack, New Jersey 07601
Phone:  (201) 928-1000
Fax:  (201) 928-1057

(f)  BUILDING ADDRESS: 520 Broad Street
     Newark, New Jersey 07102

(g) RENTABLE AREA OF THE BUILDING: For purposes of this Lease the rentable square footage of the Building shall be deemed to be 484,000 square feet.

(h)  TERM: 20 years, three months, beginning on the Commencement Date and
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     expiring on the Expiration Date.

(i)  COMMENCEMENT DATE: January 1, 2000.
(j)  EXPIRATION DATE: March 31, 2020.

(k) SECURITY DEPOSIT: 200% of Monthly Rent at all times which can be furnished by a clean, irrevocable, sight draft, evergreen letter of credit acceptable to Landlord.

(1)  MONTHLY RENT:
     Amount Per Month:   Commencing On:    Ending On:
     $362,030            April 1, 2000     March 31, 2010

Note: Tenant's expenses, costs, Taxes and all charges other than Rent shall be payable commencing January 1, 2000.

(m)  BASE YEAR: N/A

(n)  TENANT'S SHARE: one hundred percent (100%)

(o)  PARKING SPACES: All spaces in the parking area and surface parking areas.

(p)  BROKER:       Cushman and Wakefield of New Jersey, Inc.

1.2  Definitions.

(a) ADDITIONAL RENT: Any amounts that this Lease requires Tenant to pay in addition to Monthly Rent.

(b)  BUILDING: The building located on the Land.

(c) LAND: The land on which the Project is located and which is described on Exhibit B.

(d) PRIME RATE: The rate of interest from time to time announced by a national federally chartered banking institution which ranks in the top ten banking institutions in the U.S.A. by assets as published in The Wall Street Journal as its "prime rate."

(e) PREMISES OR PROJECT: The development consisting of the Land and all improvements built on the Land, including without limitation the Building, parking lot, parking structure, walkways, driveways, fences, and landscaping and excluding the post office building located at the southeast corner of Atlantic and Bridge Streets..

(f)  RENT: The Monthly Rent and Additional Rent.

(g)  TAXES: Real Estate Taxes.
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If any other provision of this Lease contradicts any definition of this Article
1, the other provision will prevail.

1.3 Exhibits. The following exhibits and addenda are attached to this Lease and are made part of this Lease:

EXHIBIT A --The Premises
EXHIBIT B --Legal Description of the Land
EXHIBIT C --Commencement Date and Estoppel Certificate
EXHIBIT D --Option to Extend


ARTICLE 2: AGREEMENT

In consideration for the Rent and other covenants and agreements made by Tenant, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, according to this Lease. The duration of this Lease will be the Term. The Term will commence on the Commencement Date and will expire on the Expiration Date unless terminated earlier pursuant to the terms of this Lease.

ARTICLE 3: TERM, DELIVERY, AND ACCEPTANCE OF PREMISES

3.1 Delivery of Possession. Landlord will deliver sole possession of the Premises to Tenant on the Commencement Date. Landlord shall deliver to Tenant possession of the Premises "AS IS" in its present condition on the Commencement Date. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant improvements to the Premises except as may be expressly provided in this Lease. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or damage, but Landlord shall in that case have a period of time not to exceed 45 days in which to deliver possession, during which time the Rent shall be proportionally abated on a per diem basis, failing which the Lease shall automatically terminate without any liability whatsoever of Landlord to Tenant or of Tenant to Landlord. Tenant will execute and deliver to Landlord the Commencement Date and Estoppel Certificate attached to this Lease as Exhibit C or such other form of estoppel certificate as is requested by Landlord's lender or other commercial lenders making loans to national borrowers in the marketplace, within 5 business days of Landlord's request.

3.2 Early Entry. Upon Landlord's reasonable determination that the Premises or any portions thereof are otherwise not needed by Landlord and are ready for Tenant to commence its work therein, Tenant shall be permitted entry to the Premises prior to the Commencement Date for the purpose of installing fixtures or any other purpose permitted
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by Landlord, the early entry will be at Tenant's sole risk and subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Rent, which will commence on the dates set forth above. Tenant, its agents, or employees will not interfere with or delay Landlord's completion of construction of the improvements. Tenant hereby agrees to indemnify Landlord against any injury, and loss or damage which may occur to any person or to any of the Tenant's work or installations made in such Premises, Building or Project, or to any personal property placed therein, the same being at Tenant's sole risk, and, prior to any early entry by Tenant, provide Landlord with proof of insurance coverages described in this Lease. Landlord has the right to impose additional conditions on Tenant's early entry that Landlord, in its reasonable discretion, deems appropriate and Landlord will further have the right to require that Tenant execute an early entry agreement containing those conditions prior to Tenant's early entry.

ARTICLE 4: MONTHLY RENT

4.1 Throughout the Term of this Lease, Tenant will pay Monthly Rent to Landlord as rent for the Premises. Monthly Rent will be paid in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Rent will be appropriately prorated by Landlord based on the actual number of calendar days in such month. If the Term commences on a day other than the first day of a calendar month, then the prorated Monthly Rent for such month will be paid on or before the first day of the Term. Monthly Rent will be paid to Landlord, without written notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's address, or to such other address as Landlord may from time to time designate in writing.

4.2 Prior to the second anniversary of the Lease, Tenant shall have the option of selecting a method of calculating rent for the 11th through 15th years of the Lease. Tenant shall exercise such option by written notice to Landlord of Tenant's election to calculate rent in accordance with either sub-paragraphs (a) or (b) below;

(a) 130% of $4,200,000 ($5,460,000); or

(b) the lesser of 140% of $4,200,00 ($5,880,000) or an adjusted annual rent which is reflective of the increase in the Consumer Price Index ("CPI") and computed in the following manner:

(i) The applicable CPI shall be the Consumer Price Index for Urban Wage Earners and Clerical Workers, New York, N.Y. - Northeastern, New Jersey. The adjusted rent shall be equal to a fraction, the denominator of which shall be the CPI for March, 2000 (which is the month immediately proceeding the rent commencement date of the Lease) (the "Base Index"), and the numerator which shall be the CPI published for March, 2010, (which is the month immediately proceeding the commencement of the 11th year of the Lease) (the "Adjustment Index"), multiplied by $4,200,000, as in the following
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examples:

(A) Example 1: if the Base Index is 100 and the Adjustment Index is 135, the annual minimum rent for each of the 11th through 15th years of the Lease shall be equal to 135% of $4,200,000 ($5,670,000).

(B) Example 2: if the Base Index is 100 and the Adjustment Index is 145, the annual minimum rent for each of the 11th through 15th years of the Lease shall be equal to 145% of $4,200,000 ($6,090,000); however this adjusted rent exceeds $5,880,000 which is 140% of $4,200,000 and therefore the annual minimum rent for each of the 11th through 15th years of the Lease shall be equal to $5,880,000.

In the event Tenant fails to exercise its option of an election, as set forth above, prior to the second anniversary of the Lease, rent will be calculated in accordance with subparagraph (a) above.

4.3 During the ninth year of the Lease, Tenant shall have the option of selecting a method of calculating rent for the 16th through 20th years of the Lease. Tenant shall exercise such option by written notice to Landlord of Tenant's election to calculate rent in accordance with either sub-paragraphs (a) or (b) below:

(a) 115% of the rent in effect during the 15th year of the Lease; or

(b) the lesser of 120% of the rent in effect during the 15th year of the Lease or an adjusted annual rent which is reflective of the increase in the Consumer Price Index ("CPI") and computed in the following manner:

     (i) The applicable CPI shall be the Consumer Price Index for Urban Wage Earners and Clerical Workers, New York, N.Y. - Northeastern, New Jersey. The adjusted rent shall be equal to a fraction, the denominator of which shall be the CPI for March, 2010 (which is the month immediately proceeding the 11th year of the Lease) (the "Base Index"), and the numerator of which shall be the CPI published for March, 2015, (which is the month immediately proceeding the commencement of the 16th year of the Lease) (the "Adjustment Index"), multiplied by the rent in effect during the 15th year of the Lease.

In the event Tenant fails to exercise its option of election, as set forth above, during the ninth year of the Lease, rent will be calculated in accordance with sub-paragraph (a) above.


ARTICLE 5: NET LEASE

5.1  NET LEASE

The payments of rent shall be absolutely net to Landlord. Tenant shall be responsible for
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all costs of operating the premises, including, but not limited to taxes, insurances, utilities, cleaning, repairs, including all structural repairs, roof repairs, and repairs of any nature whatsoever to the building or the parking deck or surface parking areas. In event Landlord's lender requests an escrow for taxes or insurance, tenant will post such escrow and pay taxes and insurance monthly.

5.2  TAX APPEALS

Tenant shall have the right to appeal or contest its real estate taxes at its own costs and expense.

5.3  STRUCTURAL REPAIRS

If during the last three years of the lease term, the Tenant is compelled to replace the roof or any major systems (such as an elevator or the HVAC system) or make major structural repairs, Tenant shall pay for the cost of such work, but upon termination of the lease receive partial reimbursement from Landlord. Such partial reimbursement shall be calculated by apportioning the remaining useful life of such repair or replacement between Landlord and Tenant. For purpose of this calculation, useful life shall not exceed seven years.

5.4  MANAGEMENT

Landlord will appoint Westminster Management to manage the premises at Tenant's cost in accordance with a separate management agreement. Managing agent may be a related entity to Landlord or its principals.


ARTICLE 6: INSURANCE

6.1 Landlord's Insurance. At all times during the Term, Landlord will carry and maintain:

(a) Fire and extended coverage insurance covering the Project, its equipment and common area furnishings;

(b)  Bodily injury and property damage liability insurance; and

(c)  Such other insurance as Landlord reasonably determines from time to time

The insurance coverages and amounts in this Section 6.1 will be reasonably determined by Landlord and paid for by Tenant. Insurance companies must carry a rating of A or better from AM Best.

6.2 Tenant's Insurance. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such
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other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

(a) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $5,000,000 per occurrence. All such insurance will be equivalent to coverage offered by a commercial comprehensive general liability form, including without limitation, personal injury, products and completed operations, broad form property damage, and contractual liability coverage for the performance by Tenant;

(b) Insurance covering all of Tenant's furniture and fixtures, machinery, equipment, stock, and any other personal property owned and used in Tenant's business and found in, on, or about the Project, and any leasehold improvements to the Premises in an amount not less than the full replacement cost. Property forms will provide coverage on a broad form basis insuring against "all risks of direct physical loss." All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of Article 15, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery, equipment, stock, and any other personal property;

(c) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the workers' compensation laws of the state in which the Project is located, including employers' liability insurance in the limits required by the laws of the state in which the Project is located; and

(d) Owned, hired, or nonowned comprehensive automobile liability at a limit of liability not less than $3,000,000 combined bodily injury and property damage per occurrence.

If Tenant fails to obtain or maintain any insurance required hereunder, Landlord shall have the option, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by Landlord shall be reimbursed by Tenant to Landlord as Additional Rent unless Tenant shall have obtained or reinstated such insurance after 5 days notice from Landlord..

6.3 Forms of Policies. Certificates of insurance, together with copies of the endorsements, when applicable, naming Landlord and any others specified by Landlord as additional insureds, will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least 10 days prior to the expiration of the term of each such policy. All commercial general liability or comparable policies maintained by Tenant will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds, entitling them to recover under such policies for any loss sustained by them, their agents, and employees, including those losses sustained as a result of the negligent acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after 30 days' prior written notice to Landlord. All commercial general liability, automobile, and property policies maintained by Tenant will be written as primary
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policies, not contributing with and not supplemental to the coverage that
Landlord may carry.

6.4 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the Project, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the Project, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 6 or any other property insurance actually carried by such party to the extent of the limits of such policy. Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Project or the Premises or the contents of the Project or the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

6.5 Adequacy of Coverage. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant shall obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.


ARTICLE 7: USE

Tenant covenants that the Premises will be used only for general business office purposes including a technology and communications company and purposes incidental to that use, or such other uses as permitted by the applicable zoning ordinances and for no other purpose. Tenant will use the Premises in a careful, safe, and proper manner. Tenant will not use or permit the Premises to be used or occupied for any purpose or in any manner prohibited by any applicable laws. Tenant will not commit waste or suffer or permit waste to be committed in, on, or about the Premises. Tenant will conduct its business and control its employees, agents, and invitees in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other Tenant or occupant of the Project or Landlord in its operation of the Project.


ARTICLE 8: REQUIREMENTS OF LAW; FIRE INSURANCE

8.1 General. At its sole cost and expense, Tenant will promptly comply with all laws, statutes, ordinances, codes, and governmental rules, regulations, or requirements of federal, state, county, and local governmental authorities now in force or in force at any given time after the Lease Date, with the requirements of any board of fire underwriters or other similar body constituted now or after the Lease Date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well
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as with the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use, or occupancy of the Premises, excluding requirements of structural changes to the Building such as exterior, lobby and common areas (subject to Tenant's obligations set forth herein concerning the roof and facade) , unless required by the unique nature of Tenant's use or occupancy of the Premises.

8.2  Hazardous Materials.

(a) For purposes of this Lease, "hazardous materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. (S)(S) 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)(S) 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "hazardous materials laws"). Tenant understands that Landlord makes no representations or warranties, express or implied, other than as set forth herein in regard to environmental matters, and Tenant acknowledges receipt of a report dated January 22, 1999 prepared by Ecolsciences Corp. which describes certain findings in regard to environmental matters in the building.

(b) Tenant will not cause or permit the storage, use, generation, release, or disposition of any hazardous materials in, on, or about the Premises or the Project by Tenant, its agents, employees, or contractors, nor shall Tenant permit the Premises to be used or operated in a manner that may cause the Premises or the Project to be contaminated by any hazardous materials in violation of any hazardous materials laws. Tenant will immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Project relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the Premises. Without Landlord's prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

(c) Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, expenses, damages, and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article
8. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration
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work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to the appearance of Tenant's hazardous materials on the Premises. Tenant's obligations under this Article 8 will survive the expiration or other termination of this Lease.

8.3 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project and fixtures and property in the Project; (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises. If the conduct of the Tenant, or any acts or omissions of the Tenant shall cause or result in any increase in premiums for insurance carried by the Landlord, whether or not Landlord allows such act or omission to continue, Tenant shall pay any increase in premium as Additional Rent.

ARTICLE 9: ASSIGNMENT AND SUBLETTING

9.1 Tenant shall have the unlimited right to sublet or assign its interest, the premises, or any portion thereof provided that the term of any such sublet lease or assignment does not extend beyond the term of this lease.

9.2 Submission of Information. Tenant will submit in writing to Landlord (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space (e) the proposed form of assignment (including lease assumption provisions) or sublease.


ARTICLE 10: TENANT'S CARE OF THE PREMISES

Tenant will maintain the Premises (including Tenant's equipment, personal property, and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear excluded. Tenant will immediately advise Landlord of any material damage to the Premises or the Project. All damage or injury to the Premises, the Project, or the fixtures, appurtenances, and equipment in the Premises or the Project will be repaired, restored, or replaced by Tenant.


ARTICLE 11.1: ALTERATIONS

11. 1 General.

(a) Tenant will not make or allow to be made any alterations, additions, or improvements of a mechanical or structural nature to or of the Premises or any part of the Premises cost of which exceeds $150,000, or attach any fixtures or equipment to the Premises, without first obtaining Landlord's written consent which consent shall not be unreasonably withheld. In no event shall the work of Tenant affect or impair the structure, the elevators, or utility systems of the Building. Landlord's approval of the plans, specifications, and working drawings for such alterations shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency, or compliance with all laws, ordinances, rules, requirements, and regulations of governmental agencies or authorities, or the use and occupancy permit for the Building. All such alterations, additions, and improvements consented to by Landlord, and capital improvements that are required to be made to the Project as a result of the nature of Tenant's use of the Premises:

(1) Will be performed by reputable, qualified, experienced contractors subject to conditions specified by Landlord (which may include requiring the posting of performance and payment bonds); and further subject to Landlord's reasonable approval;

(2) Will be done in a good and workmanlike manner and shall be completed promptly;

(3) Will be performed according to plans, specifications, and working drawings approved by Landlord if required; and

(4) Will be in accordance with all applicable federal, state, county and local laws, rules, regulations, ordinances and codes.

At all times between the start and completion of the work, in addition to the other policies of insurance required by this Lease, Tenant shall maintain a policy of "All Risk" Builder's Risk Insurance covering the full replacement value of all work done and fixtures and equipment installed or to be installed at the Premises pursuant to this Article 11. Tenant herewith agrees to be responsible for all damages to persons or property, including loss of life, as a result of occurrences connected with activities undertaken by Tenant, its agents, contractors, and employees pursuant hereto, and hereby indemnifies Landlord and shall defend and hold Landlord harmless from and against any and all loss, cost or expense in connection with its responsibilities hereunder.

(5) Subject to Tenant's rights in Article 11.2, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will become Landlord's property at the end of the Term and at the end of the Term will remain on the Premises without compensation to Tenant except as provided in 11.3.

11.2 Free-Standing Partitions and Non Structural Alterations Additions and Improvements. Tenant will have the right to install free-standing work station partitions and make non structural alterations additions and improvements, without Landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required, Landlord will not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays will be part of Tenant's trade fixtures for all purposes under this Lease. All other partitions installed in the Premises are and will be Landlord's property for all purposes under this Lease.

Removal. If Landlord has requested Tenant to remove any or all alterations, additions, fixtures, and improvements that are made in or upon the Premises pursuant to this Article 11 at the end of the Term during the first 30 years of this Lease, Tenant will remove such alterations, addition fixtures and improvements at Tenant's sole cost and will restore the Premises to the condition in which they were before such alterations, additions, fixtures, improvements, and additions were made.


ARTICLE 12: MECHANICS LIENS

Tenant will pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and defend and hold Landlord, the Premises, and the Project free, clear, and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filed against the Premises or any part of the Project, Tenant will cause such lien to be discharged of record within 10 days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such 10-day period, security reasonably satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs and interest, or comply with such statutory procedures as may be available to release the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, or has not complied with such statutory procedures as may be available to release the hen, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Project to liability under any mechanics' or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the Project, or that any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least 15 days prior to the commencement of any work included in
Article 11 in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of nonresponsibility or similar written notices on the Premises in order to protect the Premises against any such liens.


ARTICLE 13: END OF TERM

At the end of this Lease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear excepted and deliver all keys to the Premises and the Building to Landlord. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord has requested in accordance with Article 11. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Premises after the end of the Term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them. Tenant will pay Landlord for all expenses incurred in connection with the removal of such property, including but not limited to the cost of storage, and the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.


ARTICLE 14: EMINENT DOMAIN

If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease will terminate on a date (the "termination date") which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than 25% of the Rentable Area of the Premises is so taken, Tenant will have the right to cancel this Lease by written notice to Landlord given within 20 days after the termination date. If less than 25% of the Rentable Area of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the Rent will be abated in the proportion of the Rentable Area of the Premises so taken to the Rentable Area of the Premises immediately before such taking, and Tenant's Share will be appropriately recalculated. If 25% or more of the Building is so taken, Landlord may cancel this Lease by written notice to Tenant given within 30 days after the termination date. In the event of any such taking, the entire award will be paid to Landlord, and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority in a separate action, so long as Landlord's award is not reduced as a consequence of such claim for Tenant's moving expenses and trade fixtures owned by Tenant.


ARTICLE 15: DAMAGE AND DESTRUCTION

(a) If the Premises or the Building is damaged by fire or other insured casualty, Landlord will give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Article 15. Such notice will be given before the 60th day (the "notice date") after the fire or other insured casualty.

(b) If the Premises or the Building is damaged by fire or other insured casualty to an extent which may be repaired within 270 days after the notice date, as reasonably determined by Landlord, Landlord will promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the Rentable Area of the Premises Tenant is unable to use during the repair period.

(c) If the Premises or the Building is damaged by fire or other insured casualty to an extent that may not be repaired within 270 days after the notice date, as reasonably determined by Landlord, then (1) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the notice date or (2) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within 10 days after Landlord's delivery of a written notice that the repairs cannot be made within such 270-day period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will diligently proceed to repair the Building and Premises and Rent will be abated on a pro rata basis during the repair period based on the proportion of the Rentable Area of the Premises Tenant is unable to use during the repair period.

(d) Notwithstanding the provisions of subparagraphs (a), (b), and (c) above, if the Premises or the Building or the Project are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the Building or the Project, Landlord will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the notice date.

(e) If any such damage by fire or other casualty is the result of the willful conduct of Tenant, its agents, employees, there will be no abatement of Monthly Rent as otherwise provided for in this Article 15 if Landlord does not have adequate insurance proceeds available to compensate it for the loss of rent and all necessary repairs and restorations. Tenant will have no rights to terminate this Lease on account of any damage to the Premises, the Building, or the Project, except as set forth in this Lease.

(f) For purposes of this Article 15 and subject to subsections (a) through (e) hereof, Landlord shall repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term. Landlord shall have no additional obligations pursuant to this Lease to repair or restore any alterations, additions or improvements in the Premises or the decorations thereto. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's sole cost and expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, carried by Landlord for damage to alterations, additions, improvements or decorations.


ARTICLE 16: SUBORDINATION

16.l   General. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, mortgage, indenture, deed of trust, or other lien encumbrance (each a "superior lien"), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or in the future affecting or placed, charged, or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Notwithstanding the foregoing, Tenant will execute, acknowledge, and deliver to Landlord, within 20 days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien to confirm or effect any such subordination or superiority, as applicable.

16.2 Attornment. Tenant agrees that in the event that any holder of a superior lien succeeds to Landlord's interest in the Premises, Tenant will pay to such holder all Rent subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by:

(a) Any payment of Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease that are actually received by such successor in interest;

(b) Any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord's interest; or

(c)  Any claim or offset of Rent against the Landlord.

Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will, within 20 days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment.

If Tenant shall fail to execute and deliver any such documents provided for in the preceding sentence, then Tenant hereby appoints Landlord its attorney-in-fact for the purpose of executing, acknowledging, and delivering such documents on behalf of Tenant.

Landlord shall procure an agreement upon request of Tenant from the party to which Tenant is to subordinate and/or attorn, which agreement shall be a nondisturbance agreement on standard forms and with standard terms then generally used by commercial lenders in the United States. The aforesaid subordination shall be uneffective if a nondisturbance agreement is unable to be procured in accordance herewith.


ARTICLE 17: ENTRY BY LANDLORD

Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at any other reasonable time upon 48 hours prior notice to:

(a) Inspect the Premises; or show premises to prospective lenders or purchasers;

(b) Determine whether Tenant is complying with all its obligations in this Lease;

(c) During the last 15 months of the lease term, exhibit the premises to prospective purchasers, or tenants.

Tenant, by this Article, waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any entry in accordance with this
Article 17. Landlord will at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this
Article 17 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Monthly Rent, Additional Rent, or other charges that this Lease requires Tenant to pay. Except in the case of an emergency, Tenant shall have the right to accompany Landlord upon any entry pursuant to this Article, and Tenant shall have the right to designate areas in the Premises that are sensitive and not subject to entry by Landlord except in a true emergency.


ARTICLE 18: INDEMNIFICATION, WAIVER AND RELEASE

18.1 Indemnification. To the extent not prohibited by law, Landlord, its employees and agents shall not be liable for damage to person, property, or business or resulting from the loss of use thereof sustained by Tenant or other persons due to the buildings or any part thereof becoming out of repair or due to an accident or any act or neglect of any tenant, occupant or other person. Tenant further agrees that all personal property upon the premises, loading dock, holding area, and freight elevators, shall be at the sole risk of Tenant. Tenant will neither hold nor attempt to hold Landlord , its employees, or agents liable for, and Tenant will indemnify and defend and hold harmless Landlord, its employees, and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including without limitation reasonable attorneys' fees incurred in connection with or arising from:

(a) the use or occupancy or manner of use or occupancy of the premises or any common areas by Tenant or any person claiming under Tenant

(b) any activity, work, or thing done or permitted by Tenant in or about the Premises, the building, or the project;

(c) any breach by Tenant or its employees, agents, contractors, or invitees of this Lease; and

(d) any injury or damage to the person, property, or business of the Tenant, its employees, agents, contractors, or invitees entering upon the premises under the expressed or implied invitation of Tenant.

If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, will defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord.

18.2 Landlord agrees to indemnify and hold harmless Tenant from and against all claims, suits, expenses, damages, and costs of any and all suits including attorneys fees and cost of suit resulting from or arising out of Landlord's gross negligence or willful misconduct.

18.3 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Article 18 waives and releases all claims against Landlord, its employees, and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.


ARTICLE 19: SECURITY DEPOSIT

Tenant shall deposit the security deposit with Landlord as security for the full, faithful, and timely performance of every provision of this Lease to be performed by Tenant within seven days from the execution hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply, or retain all or any part of the security deposit for the payment of any Rent, or any other sum in default, or for the payment of any other amount

Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage Landlord may suffer by reason of Tenant's default. If any portion of the security deposit is so used, applied, or retained, Tenant will within 5 days after written demand deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord will not be required to keep the security deposit separate from its general funds, and Tenant will not be entitled to interest on the security deposit. The security deposit will not be deemed a limitation on Landlord's damages or a payment of liquidated damages or a payment of the Monthly Rent due for the last month of the Term. If Tenant fully, faithfully, and timely performs every provision of this Lease to be performed by it, the security deposit or any balance of the security deposit will be returned to Tenant within 45 days after the expiration of the Term. Landlord shall notify Tenant that it intends to, and may then deliver the balance of the security deposit then held by Landlord to the purchaser of the Building in the event the Building is sold or to any transferee or assignee from Landlord, and after such time Landlord will have no further liability to Tenant with respect to the security deposit. The security deposit may be posted in the form of a letter of credit which must be assignable, clean, irrevocable, evergreen, sight draft, in all respects acceptable to Landlord in its discretion, and any failure to maintain such letter of credit in force shall be an immediate material default hereunder, which if not cured by an identical substitute letter of credit or cash deposit equal to the Security Deposit with Landlord, shall entitle Landlord to all remedies available to it for breach of this Lease.


ARTICLE 20: QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.


ARTICLE 21: EFFECT OF SALE

A sale, conveyance, or assignment of the Building or the Project will operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance, or assignment, and Tenant will attorn to Landlord's successor in interest to this Lease from and after such effective date.


ARTICLE 22: DEFAULT

22.1 Events of Default. The following events are referred to, collectively, as "events of default" or, individually, as an "event of default":

(a) Tenant fails to pay any Rent or other monetary obligation within 5 days of the date when due;

(b)  Tenant abandons the Premises;

(c) This Lease or the Premises or any part of the Premises is taken upon execution or by other process of law directed against Tenant, or is taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within 15 days after its levy;

(d) Tenant or any guarantor of Tenant's obligations under this Lease ("Guarantor") files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or admits in writing its inability to meet its debts as they mature, or is dissolved or makes an assignment for the benefit of creditors;

(e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant or any Guarantor are instituted against Tenant or any Guarantor, or a receiver or trustee is appointed for all or substantially all of the property of Tenant or any Guarantor, and such proceeding is not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment;

(f) Tenant breaches any of the agreements, terms, covenants, or conditions of this Lease and such breach involves a hazardous condition and is not cured promptly upon written notice to Tenant;

(g) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and such breach continues for a period of 30 days after written notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such 30-day period, if Tenant fails to diligently commence to cure such breach within 30 days after written notice from Landlord and to complete such cure within a reasonable time thereafter; or

(h) A letter of credit posted as a Security Deposit is allowed to expire without a replacement or the Security Deposit is not maintained at an amount equal to two years' rent.

In no event shall Landlord's acceptance of a check or other form of payment which is not in the amount required to be paid to Landlord under the terms of this Lease constitute a waiver of Landlord's rights to insist on strict and full payment as set forth in this Lease.

22.2 Landlord's Remedies. If any one or more events of default set forth in Article

22.1 occurs then Landlord has the right, at its election:

(a) To give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Term;

(b) Without further demand or notice, and without terminating this Lease, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

(c) Without further demand or notice to cure any event of default and to charge Tenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Article 24.20, provided that Landlord will have no obligation to cure any such event of default of Tenant.

Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the rents from such reletting. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Article or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

22.3 Certain Damages. In the event that Landlord does not elect to terminate this Lease as permitted in Article 22.2(a) but on the contrary elects to take possession as provided in Article 22.2(b), Tenant will pay to Landlord Monthly Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. Tenant will pay such Rent and other sums to Landlord monthly on the day on which the Monthly Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such Rent and other sums from Tenant on each such day.

22.4 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an event of default, Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other amounts that would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including without limitation the expenses enumerated in Article 22.3. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Rent and other amounts would have been payable under this Lease if this Lease had not been terminated and Landlord will be entitled to receive such Monthly Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty. Any other amount necessary to compensate Landlord for all expenses actually incurred by Landlord directly related to Landlord's mortgage, proximately caused by Tenant.

22.5 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Articles 22.3 and 22.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

22.6 Waiver of Redemption. Tenant waives any right of redemption arising as a result of Landlord's exercise of its remedies under this Article 22.

22.7 Time of Default. A default shall occur upon the expiration of any applicable notice and cure periods under the terms of this Lease.

22.8 Disputes. When Tenant is in default for nonpayment of any sums due under this Lease, for such time as Tenant is so in default, Tenant is barred from disputing any acts of Landlord, any matters under this Lease or protesting any Landlord acts or omissions.


ARTICLE 23: PARKING

Tenant shall have the right to build an additional level or levels to the parking deck. Landlord shall have the right to approve building plans, construction and contractors prior to commencement of construction which approval shall not be unreasonably withheld or delayed. Tenant shall comply with all applicable governmental regulations relative to the construction thereof. Landlord makes no representation as to the ability of Tenant to build additions to parking area.


ARTICLE 24: MISCELLANEOUS

24.1 No Offer. Submission of the Lease to Tenant is for examination and shall not bind Landlord in any manner. No lease or obligations of Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each

24.2 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

24.3 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

24.4 No Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and an event of default under this Lease. Landlord and Tenant shall execute a memorandum of lease and have it properly acknowledged for the purpose of recording if required by Tenant's lender. The cost of recording such short-form lease shall be borne by Tenant. Tenant and Landlord shall execute a discharge of memorandum at the time such memorandum is executed, which discharge shall be held in escrow by Landlord's counsel to be recorded when the Tenant vacates the Premises or the Lease goes into default beyond cure

24.5 No Waiver. No waiver by Landlord of any agreement, condition or provision contained in this Lease will be valid or binding unless expressed in writing and signed by Landlord. The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

24.6 Limitation on Recourse. Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgments from Landlord. It is agreed that Landlord (and its agents, shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors, and employees) will not be personally liable for any such judgments.

24.7 Estoppel Certificates. At any time and from time to time but within 5 business days after prior written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord or such other person as Landlord shall direct, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which Rent and other sums payable under this Lease have been paid; (c) that no written notice of any default has been delivered to Landlord which default has not been cured, except as to defaults specified in said certificate; (d) that the Tenant has no knowledge of and that there is no event of default under this Lease or an event which, with notice or the passage of time, or both, would result in an event of default under this Lease, except for defaults specified in said certificate; and
(e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Building or any part of the Project. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it. Landlord agrees to execute an estoppel certificate in form satisfactory to it within 5 business days of a request by Tenant and receipt of the form of certificate.

24.8 Attorneys' Fees. If Landlord and Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigant at trial and on any appeal. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expense, including reasonable attorneys' fees and court costs, incurred by it in connection with such litigation.

24.9 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Article 24.9 will be exercised by written notice to Tenant and all known subleases or subtenants in the Premises or any part of the Premises.

24.10 Holding Over. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term and Landlord may, at its option, re-enter and take possession of the Premises, reserving its rights to collect damages sustained by reason of Tenant's unlawful retention of possession of the Premises or any part thereof. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term with the express written consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of 30 days' prior written notice or the earliest date permitted by law. In such event, Monthly Rent will be increased to an amount equal to 200% of the Monthly Rent payable during the last month of the Term and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. During such month-to-month tenancy, Tenant will observe every other term, condition, and covenant contained in this Lease.

24.11 Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered, sent by facsimile with delivery acknowledged by the sending machine, deposited with any nationally recognized overnight carrier that routinely issues receipts, or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address(es) set forth in Section 1.1 with an additional copy to Mandelbaum and Mandelbaum, Esqs., 80 Main Street, West Orange, NJ 07082 (Fax: 973-325-8201) if to Landlord. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving 10 days' prior written notice of such change to the other party in the manner prescribed in this Article 24.11.

24.12 Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision shall be deemed added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

24.13 Written Amendment Required. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

24.14 Entire Agreement. This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project.

24.15 Captions. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

24.16 Notice of Landlord's Default. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default. In the event of an emergency which threatens to halt Tenant's operations, or poses danger to health and safety on an imminent basis, Tenant can demand landlord to cure immediately following such notice, failing which cure Tenant can act to effectuate such cure on behalf of Landlord.

24.17 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord and Landlord so represents to Tenant, that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect. Landlord shall deliver a resolution or certified extract thereof verifying its authority to enter into this Lease upon request of Tenant, it being understood that Landlord shall have the right to protect from disclosure the names of its members other than the Managing Member.

24.18 Brokers. Tenant represents and warrants that it has not consulted or negotiated with any broker, finder or agent with regard to the Premises except the broker named in Section 1.1, if any. Tenant agrees to hold Landlord harmless and indemnify Landlord against all costs, expenses, attorney's fees, or other liability for commissions or other compensation or charges claimed by any broker, finder or agent claiming the same by, through or under Tenant and such indemnity shall survive the expiration or earlier termination of this Lease. Landlord agrees to pay in full the leasing broker fees in accordance with the attached Exhibit G, to Cushman and Wakefield of New Jersey, Inc. and to so indemnity Tenant against any claims by said broker for such fees or for claims of any other broker claiming by or through Landlord.

24.19 Governing Law. This Lease will be governed by and construed pursuant to the laws of the state in which the Project is located.

24.20 Late Payments. Any Rent or other monetary obligation due Landlord that is not paid when due will bear a late charge of 10%

24.21 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building will in no way affect this Lease or impose any liability on Landlord.

24.22  Intentionally Blank.

24.23 Tax Credits. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant finish allowance or otherwise. Tenant will be entitled to any tax credits, and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

24.24 Financial Reports. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent annual report including audited financial statements (including any notes to them) to Landlord.

24.25 Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 10 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

24.26 Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

24.27 Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships, or individuals, men or women, as the case may be, shall in all cases be assumed as though in each case fully expressed.

24.28 Definition of Landlord. All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord's beneficiaries and their partners, agents and employees and employees of their agents.

24.29 Rights Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

24.30 Change of Building Name. Landlord reserves the right to approve Tenant's request to change the name by which the Building or Project is designated, in accordance with Tenant's signage rights set forth below. Landlord approves identification and logos of Tenant and its subsidiaries for such name.

24.31 Force Majeure. When a period of time is herein prescribed for any action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord. When a period of time herein is prescribed for any action to be taken by Tenant, there shall be excluded from such computation any periods of time wherein Tenant was prevented from complying by strikes, riots, acts of God, shortages of labor or materials, war, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Tenant, provided that this provision shall have no effect and shall not work to extend or excuse timely compliance with any financial and payment obligations of Tenant.

24.32 Third Party Beneficiary. It is specifically understood and agreed that no person shall be a third party beneficiary hereunder, and that none of the provisions of this Lease shall be for the benefit of or be enforceable by anyone other than the parties hereto, and that only the parties hereto and their permitted assignees shall have rights hereunder.

24.33 No Joint Venture. Landlord and Tenant are not and shall not be deemed to be, for any purpose, partners or joint venturers with each other.

24.34 Remedies. If Tenant believes that Landlord has unreasonably withheld its consent in any instance in connection with this Lease, Tenant's sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent or an order of specific performance or mandatory injunction in connection with Landlords agreement to give its consent, and Tenant shall not be entitled to make claim for, and hereby expressly waives, any claim for damages by reason of Landlord withholding its consent. Further, it is specifically agreed that the failure of Tenant to notify Landlord in writing of same within 15 days (unless a different time period is specified herein) from and after the date when Tenant knows or should have known with the exercise of reasonable due diligence of a breach, default, failure to comply with technical requirements of this Lease or other matter that would otherwise be required of Landlord under this Lease, shall constitute a bar to any future objections or claims based upon the subject matter of such failure.

24.35 WAIVER OF JURY TRIAL. LANDLORD AND TENANT BY THIS ARTICLE 24.35 WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES TO THIS LEASE AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY OTHER CLAIMS (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE), AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY.

24.36  SPECIAL PROVISIONS

24.37 Signs. Tenant shall, so long as it is not in default hereunder, have the right to (a) remove the current lighted signs located on the east and west exterior walls of the Building parapet and the eastern street level signage in locations currently occupied by MBL Life signage and to replace them (b) repair all damage, structural and cosmetic matters resulting from the removal of such signs:

(i) Tenant shall obtain Landlord's prior written approval once per calendar quarter of the content of the sign.

(ii) All municipal and other governmental requirements, permits and inspections shall be obtained at Tenant's sole cost, and

(iii) Tenant shall have obtained engineering studies, plans and specifications for the installation of such signs, and

(iv) Tenant shall warrant the safe installation, maintenance, repair and operation of such signs, and shall indemnify and hold harmless Landlord from and against any and all claims, suits, costs, damages, attorneys' fees and costs of suit at all judicial levels, shall post bonds and/or secure insurance as requested by Landlord in regard to the signs, and

(vi) Upon a breach of this Lease or at the termination or expiration of this Lease, Tenant's right to use the Building for its signs shall immediately and automatically terminate, and Landlord shall have the right to demand that the signs be immediately covered, extinguished, and removed, at Tenant's sole expense. If Tenant fails to so cover and extinguish the signs in that instance within 72 hours of such notice, Landlord shall do so at Tenant's expense, to be reimbursed to Landlord by Tenant immediately upon demand, and if Tenant fails to remove the signs and repair all structural and cosmetic damage resulting therefrom within 15 days of such notice by Landlord, Landlord shall have the right to remove the signs and repair all structural and cosmetic damage resulting therefrom, the costs of which shall be reimbursed by Tenant promptly upon demand.

24.38 Cafeteria. The Premises includes a cafeteria on the fourth floor which Tenant accepts in its as-is condition.

24.39 Early Occupancy. In the event Tenant shall occupy the Premises prior to the Commencement Date as set forth in Article 1.1, Tenant shall be responsible for the payment of any and all operating expenses from the date of occupancy until the Commencement Date, less any sums payable for real estate taxes and insurance. Tenant shall be responsible for the payment of all operating expenses from the Commencement Date until April 1, 2000. From and after April 1, 2000 Tenant shall be responsible for the payment of all costs of operating the premises, including without limitation, those items as set forth in Article 5.1.

Landlord and Tenant have executed this Lease as of the day and year first above written.

Tenant:  IDT CORPORATION                  Landlord:  520 BROAD STREET

                                          ASSOCIATES, L.L.C.

                                          By:  520 BROAD STREET
                                               REALTY CORP.,
                                               MANAGING MEMBER

By: /s/ Howard Jonas                      By: /s/ Charles Kushner
   -----------------------------             -----------------------------------
Name:   HOWARD JONAS                      Name:   CHARLES KUSHNER
Title:  CEO                               Title:  President

Attest/Witness:                           Attest/Witness:

By: /s/ Glenn Williams                    By: /s/ Jill H. Blumberg
   -----------------------------             -----------------------------------

Name:  Glenn Williams                     Name:  Jill H. Blumberg
     ---------------------------               ---------------------------------

Title: Associate General Counsel          Title: Attorney at Law of New Jersey
      --------------------------                --------------------------------

[affix corporate seal]

EXHIBIT A

The Premises

The development consisting of the Land and all improvements built on the Land, including without limitation the Building, parking lot, parking structure, walkways, driveways, fences, and landscaping and excluding the post office building located at the southeast corner of Atlantic and Bridge Streets..


EXHIBIT B

Legal Description

520 Broad Street



BEGINNING in the northeasterly line of Broad Street, at a point therein, distant
175.70 feet, southeasterly from the southeasterly line of Bridge Street.

THENCE (1) north 76 degrees 59 minutes east, 234.97 feet to the southwesterly line Atlantic Street.

THENCE (2) south 11 degrees 45 minutes east, along said line of Atlantic Street
216.30 feet.

THENCE (3) south 78 degrees 15 minutes west, 24.25 feet.

THENCE (4) south 70 degrees 00 minutes west, 37.00 feet.

THENCE (5) south 77 degrees 31 minutes west, 174. 10 feet to the northeasterly line of Broad Street.

THENCE (6) north 11 degrees 44 minutes 10 seconds west, along said line of Broad Street 218.65 feet to the point and place of BEGINNING.

Legal Description

8-36 ATLANTIC STREET


BEGINNING in the easterly line of Atlantic Street, at a point therein distant
95.18 feet, southeasterly from the southerly line of Bridge Street.

THENCE (1) north 77 degrees 21 minutes east, 57.61 feet.

THENCE (2) north 13 degrees 02 minutes west, 95.32 feet to the southerly line of Bridge Street.

THENCE (3) north 77 degrees 12 minutes east, along said line of Bridge Street
298.57 feet to the northwesterly line of McCarter Highway.

THENCE (4) southwesterly along said line of McCarter Highway, on a curve to the right, having a radius of 4041.25 feet and an arc distance of 209.21 feet to a point of reverse curve.

THENCE (5) southwesterly still along said line of McCarter Highway, on a curve to the left having a radius of 336.74 feet and an arc distance of 98.56 feet to the westerly line of Lombardy Place.

THENCE (6) south 14 degrees 57 minutes west, along said line of Lombardy Place
207.73 feet.

THENCE (7) north 75 degrees 03 minutes west, 55.84 feet.

THENCE (8) south 81 degrees 41 minutes west, 40.68 feet.

THENCE (9) south 11 degrees 45 minutes east, 3.21 feet.

THENCE (10) south 78 degrees 15 minutes west, 50.00 feet to the easterly line of Atlantic Street.

THENCE (11) north 11 degrees 45 minutes west, along said line of Atlantic Street, 342.00 feet to the point and place of BEGINNING.

                      [Diagram of Parking Garage Omitted]

                               Legal Description

                             38-50 ATLANTIC STREET



BEGINNING at a point in the easterly line of Atlantic Street where the same is intersected by the northerly line of Lombardy Street

THENCE (1) north 11 degrees 45 minutes west, along said line of Atlantic Street, 60, 00 feet to an angle point.

THENCE (2) north 78 degrees 15 minutes east, still along said line of Atlantic Street, 10.00 feet to an angle point.

THENCE (3) north 11 degrees 45 minutes west, still along said line of Atlantic Street, 104.58 feet.

THENCE (4) north 78 degrees 15 minutes east, 50.00 feet.

THENCE (5) north 11 degrees 45 minutes west, 3.21 feet.

THENCE (6) north 81 degrees 41 minutes east, 40.68 feet.

THENCE (7) south 75 degrees 03 minutes east, 55.84 feet to the westerly line of Lombardy Place.

THENCE (8) south 14 degrees 57 minutes west, along said line of Lombardy Place,
157.00 feet to the northerly line of Lombardy Street.

THENCE (9) south 78 degrees 15 minutes west along said line of Lombardy Street,
79.95 feet to the point and place of BEGINNING.

                                    EXHIBIT C

                   COMMENCEMENT DATE AND ESTOPPEL CERTIFICATE


This Commencement Date and Estoppel Certificate is entered into by Landlord and Tenant pursuant to Section 3.1 of the Lease.

1. DEFINITIONS. In this certificate the following terms have the meanings given to them:

(a)      Landlord:

(b)      Tenant:

(c)      Lease: Office lease dated _____________ between Landlord and Tenant.

(d)      Premises: Suite_______.

(e)      Building Address:


2. Landlord and Tenant confirm that the Commencement Date of the Lease is ___________ and the Expiration Date is _____________ and that Sections 1.1 (k) and (l) are accordingly amended.

3. The Rentable Area of the Premises is deemed to be ____________ square feet.

4. The Rentable Area of the Building is deemed to be ______________ square feet.

5. Tenant's Share is __________________ percent.

6. Tenant has accepted possession of the Premises as provided in the Lease.

7. The Improvements required to be furnished by the Landlord in accordance with the Workletter (if any) have been furnished to the satisfaction of Tenant (subject to any corrective work or punch-list items submitted previously to Landlord).

8. All terms and conditions to be performed by Landlord under the Lease have been satisfied and on this date there are no existing defenses or offsets which Tenant has against the full enforcement of the Lease by Landlord.

9. The Lease is in full force and effect and has not been modified, altered, or amended, except as follows:


10. There are no setoffs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

Landlord and Tenant have executed this Commencement Date and Estoppel Certificate as of the dates set forth below.


Tenant:_______________________


By:__________________________


Name:_______________________


Title:________________________


Date:________________________

                                    EXHIBIT D

                                OPTION TO EXTEND



A. Tenant may extend this Lease on three occasions: The first for a period of 10 years, the second for a period of 10 years, and the third for a period of 10 years (each, the "Extension Term") beginning the day after the Lease Expiration Date, upon the same terms and conditions of the Lease, except that:

1. the Term is modified to include the Extension Term when an option is properly exercised;

2.  the Monthly Rent for the Extension Term shall be calculated as follows:

    During the fourteenth year of the original term of the Lease, Tenant shall have the option of selecting a method of calculating rent for the first five years of the first extension period. Tenant shall exercise such option by written notice to Landlord of Tenant's election to calculate rent in accordance with either sub-paragraphs (a) or (b) below;

    (a)  115% of rent being paid during the last year of the Term.; or

    (b) the lesser of 120% of rent being paid during the last year of the term or an adjusted annual rent which is reflective ot the increase in the Consumer Price Index ("CPI") and computed in the following manner:

         (i)  The applicable CPI shall be the Consumer Price Index for
    Urban Wage Earners and clerical Workers, New York, N.Y. -Northeastern, New Jersey. The adjusted rent shall be equal to a fraction, the denominator of which shall be the CPI for March, 2015 (which is the month immediately proceeding the 16th year of the Lease) (the "Base Index"), and the numerator of which shall be the CPI published for February, 2020, (which is the month immediately proceeding the expiration date of the Lease) (the "Adjustment Index"), multiplied by the rent being paid during the least year of the term.

In the event Tenant fails to exercise its option of election, as set forth above, during the fourteenth year of the original term, rent will be calculated in accordance with sub-paragraph (a) above.

B. The rent for the second five years of the first extension period shall be calculated as above based upon the election which must be made prior to March 31, 2020, failing which rent shall be calculated in accordance with paragraphA2(a) above.

C. The rent for the second and third extension periods shall be calculated in accordance with paragraph A2 of this Exhibit D with elections to select rent to be made five years in advance of each Extension Term, with Tenant electing to pay rent for each 5 year period during the Extension Term in accordance with the calculations as set forth in paragraph A2 of this Exhibit D, with the exception that the Base Index shall be the date which is the month and year which is immediately prior to the commencement of the Extension Term for which rent is being selected, and the Adjustment Index shall be the date which is the month and year which is five years before the end of the Extension Term for which rent is being selected. Such calculations shall be consistent with the examples as set forth in Article 4.2.

D. To exercise this Option to Extend, Tenant must:

1. Not then be in default of the Lease;

2. Give Notice in writing to Landlord that Tenant is exercising its Option to Extend at least 9 months but not more than 18 months before the Lease Expiration Date ("Tenant's Notice to Extend Term"). Parties agree that in the event Tenant does not exercise either of the three extension term options, Tenant shall give notice of its intention to vacate at least fifteen months prior to the Lease Expiration Date as same may be extended in accordance with this Option. In the event Tenant gives less than fifteen months notice, it shall pay Landlord at termination one months rent for each months notice which is less than the required fifteen. (e.g. If notice is given ten months before termination of the Lease, Tenant will pay Landlord at the lease termination an amount equal to five months rent).

3. Have provided such financial reports and statements required under the Lease.

4. Have elected the rent in accordance with Paragraphs 2(a) or (b) of the foregoing Section A.

Failure of Tenant to observe or comply with the terms of this Option to Extend shall render the option null and void. Landlord shall not be required to extend the Term of this Lease if, in its reasonable judgment, Tenant's financial condition may impair its ability to meet its obligations during the Extended Term.














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